EXHIBIT 23.1

[Bagell, Josephs & Company, L.L.C. Letterhead]

INDEPENDENT AUDITORS’ CONSENT

To the Board of Directors of
Mobilepro Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-114500) and Form SB-2 (Nos. 333-105143 and 333-115546) of our report dated May 20, 2005 relating to the financial statements and financial statement schedule, which appears in this Form 10-KSB.

We consent to all references to our firm in this Form 10-KSB.

/s/ Bagell, Josephs & Company, L.L.C

BAGELL, JOSEPHS & COMPANY, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey
June 24, 2005